Exhibit 10.5
UGI CORPORATION AMENDED AND RESTATED DIRECTORS’ DEFERRED
COMPENSATION PLAN
(amended and restated as of January 1, 2005)
1.	Background and Purpose.
1.1	The Directors’ Deferred Compensation Plan (the “Plan”) was adopted effective as of June 20, 1984. The Plan was adopted and, until April 10, 1992, maintained by UGI Utilities, Inc., which prior to April 10, 1992 was known as UGI Corporation (“UGI Utilities”). On April 10, 1992, UGI Utilities became a subsidiary of New UGI Corporation which was renamed, as of such date, UGI Corporation. As of April 10, 1992 UGI Corporation assumed sponsorship of the Plan and all obligations of UGI Utilities hereunder. In connection with the transfer of Plan sponsorship, pursuant to the authority granted under Section 6.4, the Plan was amended and restated in its entirety effective as of April 10, 1992. Pursuant to the authority granted under Section 6.4, the Plan was amended and restated in its entirety effective as of January 1, 2000, to reflect certain changes approved by the Board of Directors on December 14, 1999. The Plan is now amended and restated effective as of January 1, 2005 to comply with section 409A of the Internal Revenue Code. No future deferrals shall be permitted under the Plan after December 6, 2005.

1.2	The Plan is intended to enable each Director of the Company to defer the payment of all or a specified portion of the compensation otherwise payable in cash for services rendered as a Director of the Company, until the cessation of the Director’s services on the Board, the Director’s attainment of a specified age, or the Director’s death.
2.	Definitions.

For ease of reference, the following definitions will be used in the Plan:
2.1	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.2	“Beneficial Owner” means that a person shall be deemed the “Beneficial Owner” of any securities: (i) that such person or any of such person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such person or any of such person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this section shall cause a person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

2.3	“Board of Directors”, “Board”, “Directors” or “Director” means, respectively, the Board of Directors, the Directors or a Director of the Company.

2.4	“Change of Control” of the Company means (i) any person (except the Director, his Affiliates and Associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner in the aggregate of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or (ii) individuals who, as of the beginning of any twenty-four month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv) (A) Consummation of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	The “Committee” means the Compensation and Management Development Committee of the Board of Directors as constituted from time to time.

2.7	“Common Stock” means the common stock of the Company.

2.8	The “Company” means, prior to April 10, 1992, UGI Utilities. From and after April 10, 1992, the term “Company” shall mean UGI Corporation, a Pennsylvania corporation (formerly named New UGI Corporation).

2.9	“Deferred Compensation Account” or “Accounts” means the separate account established under the Plan for each Participant, as described in Section 4.1.

2.10	“Exchange Act” means Securities Exchange Act of 1934, as amended.

2.11	“Notice” means a written notice given to the Secretary, pursuant to Section 3.2 or a form substantially in the form of Exhibit A attached hereto.

2.12	“Participant” means each Director of the Company who participates in the Plan.

2.13	The “Plan” means the UGI Corporation Directors’ Deferred Compensation Plan as set forth herein, or as it may be amended from time to time by the Committee or Board of Directors.

2.14	“Plan Year” means the calendar year.

2.15	The “Secretary” means the Secretary of the Company who will have responsibility for those functions assigned to the Secretary under the Plan.

2.16	“Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Section 409A(a)(2)(B)(ii) of the Code and applicable regulations.
3.	Participation.
3.1	Each Director is eligible to participate in the Plan except a Director who is also an employee of the company or any of its subsidiaries or affiliates.

3.2	Before December 6, 2005, the procedure to participate in the Plan is as follows:
(a)	A Director may elect to participate in the Plan by giving a written Notice to the Secretary (i) not later than 30 days after first being elected to serve as a Director or, thereafter, (ii) by December 31 prior to the Plan Year for which the election to participate is to be effective. Such election will remain in effect until (i) the termination of the Participant’s services as a Director or (ii) the Participant’s further written Notice to the Secretary of the termination or the modification of such election.

(b)	An election to terminate or modify a prior election to defer compensation will be effective at the start of the Plan Year and must be made by the Participant prior to the Plan Year to which such compensation pertains.
4.	Compensation Deferred.
4.1	Before December 6, 2005, a Participant may elect to defer the receipt of all or a specified portion of the compensation otherwise payable in cash for services rendered as a Director of the Company. Such compensation includes retainer fees for service on the Board and Board committees of the Company and fees for attendance at meetings of the Board and Board committees of the Company, but does not include travel expense allowances, other expense reimbursement, or non-cash compensation. No future deferrals shall be permitted under the Plan after December 6, 2005.

4.2	An unfunded Deferred Compensation Account will be established for each Participant and the compensation that the Participant elects to defer under the Plan will be credited to that Account. Each such credit will be made to the Account as of the last day of the month during which such compensation would have otherwise been payable to the Participant in cash.

4.3	Compensation deferred under the Plan is assumed to earn interest at a market rate determined by the Committee for each year during the period in which compensation is deferred. Each Participant will be notified of this rate annually. Notwithstanding the foregoing, the Committee may at any time or from time to time change or otherwise modify the basis or the method for calculating and crediting such interest, provided that the change or modification does not adversely affect the balance of any Participant’s Account at the time of the change or modification.

4.4	Each Participant will receive a statement of the balance in the Participant’s Account at the end of each Plan Year as promptly as practicable thereafter.
5.	Payment of Deferred Compensation.
5.1	Upon the termination of a Participant’s services as a Director, the balance in the Participant’s Account will be paid in accordance with the method and at the time or times elected by the Participant by the Notice in effect at the time each portion of the Participant’s compensation was deferred and credited to such Account.

5.2	In the event of a Change of Control of the Company, the Participant’s Account will be paid in cash as soon as practicable following the Change of Control, but in no event later than December 31 of the year in which the Change of Control occurs. Notwithstanding the foregoing, if payment of the Participant’s Account upon a Change of Control would violate the applicable requirements of section 409A of the Code, the Participant’s Account shall be paid upon the termination of the Participant’s service as a Director or death as described in Sections 5.1 and 5.4, instead of upon the Change of Control under this Section 5.2.

5.3	Notwithstanding any other provisions of this Plan, if the Committee determines, after consideration of a Participant’s application, that the Participant has an Unforeseeable Emergency, the Committee may, in its sole and absolute discretion, direct that all or a portion of the balance of the Participant’s Account be paid to the Participant. The payment will be made in the manner and at the time specified by the Committee. A Participant’s eligibility for a distribution under this Section 5.4 shall be determined by the Committee in accordance with the provisions of section 409A of the Code. The amount distributed to a Participant shall not exceed the amount necessary to meet the Unforeseeable Emergency, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. No Participant who is also a member of the Committee may in any way take part in any decision pertaining to a request for payment made by that Participant under this Section 5.4.

5.4	In the event of a Participant’s death before the balance in the Participant’s Account is fully paid out, payment of such balance will be made to the beneficiary or beneficiaries designated by the Participant or, if the Participant has made no such designation or no beneficiary survives, to the Participant’s estate. In either case, such payment will be made in a lump sum payment; provided, that such lump sum payment must be made no later than January of the calendar year following the Participant’s death.

5.5	Notwithstanding anything in the Plan to the contrary, all payments to be made under the Plan shall be consistent with section 409A of the Code.
6.	General.
6.1	The right of any Participant, beneficiary or estate to receive payment of any unpaid balance in the Participant’s Account will be an unsecured claim against the general assets of the Company.

6.2	During a Participant’s lifetime, any payment under the Plan will be made only to the Participant. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

6.3	Except as otherwise provided herein, the Plan will be administered by the Committee which will have the authority, subject to the express provisions of the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to interpret, construe and implement the provisions of the Plan.

6.4	The Plan may at any time or from time to time be amended, modified, or terminated by the Committee, provided that no amendment, modification or termination may (i) adversely affect the balance in a Participant’s Account without the Participant’s consent or (ii) permit payment of such balance prior to the date specified pursuant to Section 5.1 (except for payments provided for in Section 5.2, 5.3 or 5.4).

UGI CORPORATION AMENDED AND RESTATED
DIRECTORS’ DEFERRED COMPENSATION PLAN
(Amended and Restated as of January 1, 2005)
DEFERRAL NOTICE AND DISTRIBUTION ELECTION FORM

Name

Address

Daytime Phone Number

Pursuant to the terms and conditions of the UGI Corporation Amended and Restated Directors’ Deferred Compensation (the “Plan”), I hereby agree to elect to defer the payment of all or a specified portion of my retainer and other fees (“compensation”) (excluding travel expense allowances, other expense reimbursement, or non-cash compensation) otherwise payable to me for my services rendered as a Director of the UGI Corporation (the “Company”), to be earned in the next calendar year.
Note: No deferrals shall be permitted under the Plan after December 6, 2005. You should review the Plan document for a complete description of how the Plan works. The capitalized terms used below are defined in the Plan. This Notice is subject to the terms and conditions of the Plan, which are incorporated herein by reference. Please complete and return this form to the Corporate Secretary, UGI Corporation, 460 Gulph Road, King of Prussia, PA 19406.
I. AMOUNT OF DEFERRAL
•	I elect to defer % of my compensation to be earned in .

•	I elect to defer $ of my compensation to be earned in .

•	I elect to defer all of my compensation to be earned in .
I. TIME AND FORM OF PAYMENT (After Termination from Service)
I elect to have my Deferred Compensation Account balance distributed as follows following the termination of my services as a Director:
A.	Lump Sum Payment:
•	My Deferred Compensation Account balance will be distributed to me in a lump sum payment.
B.	Installment Payments Over Five Years:
•	Payments of my Deferred Compensation Account balance will be distributed to me in annual installments over years.
Note: These elections are irrevocable. In the event of a Change of Control of the Company, your Deferred Compensation Account balance will be paid in accordance with the terms of the Plan.

II. BENEFICIARY DESIGNATION
Note: If you die before receiving your entire Account balance, your Deferred Compensation Account balance under the Plan will be payable to your designated beneficiary. If you designate more than one beneficiary, you should make sure that the percentages add up to 100%.
Beneficiary Designation: I designate the following persons to be the beneficiary of my Deferred Compensation Account balance if I die after the termination of my services as a Director of the Company. If any designated beneficiary is not living (or is not in existence) at my death, then that beneficiary’s share shall be allocated pro rata to the other surviving beneficiaries. If no designated beneficiary is living (or is in existence) at my death, then my beneficiary shall be my estate. (Note: If more than one beneficiary is named, please indicate the percentage to be paid to each.)

%

Name	Street

Relationship	City	State	Zip

%

Name	Street

Relationship	City	State	Zip
The foregoing beneficiary designation supersedes and replaces any previous beneficiary designation that I may have made under the Plan.
III. ACKNOWLEDGMENT AND SIGNATURE
By signing this Notice, I understand that these elections are made in accordance with and are subject to the terms of the Plan. I understand and agree that the Committee (as defined in the Plan) shall have full power and express discretionary authority to interpret and administer the Plan and to make all determinations with respect to the Plan. All actions taken by the Committee shall be final, conclusive and binding upon all participants, beneficiaries, spouses and all other persons having an interest therein.
These elections are irrevocable and are subject to the terms of the Plan.

Date	Name

A-2